UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 8, 2009, Advanced Energy Industries, Inc. (“Advanced Energy”) entered into an Indemnification Agreement (each, a “Director Indemnification Agreement”) with each of its current directors other than Hans Betz who is also an executive officer of Advanced Energy. The directors who entered into a Director Indemnification Agreement are Douglas Schatz, Frederick Ball, Richard Beck, Trung Doan, Edward Grady, Thomas Rohrs and Elwood Spedden (each, a “Covered Director”). Mr. Schatz beneficially owns approximately 17% of Advanced Energy’s outstanding common stock as of December 8, 2009.
Each Director Indemnification Agreement provides that, to the fullest extent permitted by law and subject to exceptions specified in the Director Indemnification Agreement, Advanced Energy shall hold harmless and indemnify the Covered Director, and advance expenses incurred by the Covered Director, including reasonable attorneys fees and court costs, in connection with any proceeding covered by the Director Indemnification Agreement. Advanced Energy’s obligations under each Director Indemnification Agreement shall continue following the time that the Covered Director ceases to be a director of Advanced Energy, so long as the Covered Director is subject to any proceeding covered by the Director Indemnification Agreement.
The rights of indemnification provided by the Director Indemnification Agreement are not exclusive and specifically supplement the rights to indemnification provided to the directors in Advanced Energy’s Certificate of Incorporation and By-laws and applicable law. To the extent that Advanced Energy maintains one or more insurance policies providing liability insurance for its directors, officers, employees, agents or fiduciaries, the Covered Directors shall be covered by such policy or policies in accordance with the terms thereof. In the event of any payment by Advanced Energy under a Director Indemnification Agreement, Advanced Energy shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Director.
The foregoing description of the Director Indemnification Agreements does not purport to be complete and is qualified in its entirety by the actual terms of the Director Indemnification Agreements, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The Director Indemnification Agreements described in Item 1.01 above supersede, as of December 8, 2009, the prior indemnification agreements to which Advanced Energy and the Covered Directors were parties. Such prior indemnification agreements are in the form of Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2009, the Board of Directors of Advanced Energy approved the appointment of Yuval Wasserman as Advanced Energy’s President and Chief Operating Officer, effective January 1, 2010. Mr. Wasserman, age 55, currently is Advanced Energy’s Executive Vice President and Chief Operating Officer, a position he has held since April 2009. Mr. Wasserman joined Advanced Energy in August 2007 as Senior Vice President, Sales, Marketing and Service, and was promoted in October 2007 to Executive Vice President, Sales, Marketing and Service. Prior to joining Advanced Energy, Mr. Wasserman served as the president and chief executive officer of Tevet Process Control Technologies, Inc. from May 2002 to July 2007. Mr. Wasserman also has held senior executive and general management positions at Boxer Cross (a metrology company acquired by Applied Materials, Inc.), Fusion Systems (a semiconductor equipment company that had been a division of Axcelis Technologies, Inc.), AG Associates (a semiconductor equipment company) and National Semiconductor (a semiconductor manufacturer). No changes to Mr. Wasserman’s compensation or benefits were approved, nor were any options or restricted stock units granted, in connection with his appointment as President and Chief Operating Officer, but the Board of Directors has delegated to the Compensation Committee of the Board of Directors review of Mr. Wasserman’s 2010 compensation.
Effective upon Mr. Wasserman’s appointment as President and Chief Operating Officer, his annual base salary will be increased to $374,000 and his target bonus under Advanced Energy’s Leadership Corporate Incentive Plan will be equal to 70% of his annual base salary. Mr. Wasserman is eligible for a bonus under the Leadership Corporate Incentive Plan only if specified corporate performance thresholds with respect to annual revenue and operating income are met, and the amount of his bonus (if any), which may be greater or less than his target bonus, will be based upon his performance review and accomplishment of individual performance objectives determined by management, subject to consideration of the total size of the bonus pool for all executive officers and employees and the limitation that no participant in the Leadership Corporate Incentive Plan may receive a bonus greater than 150% of such participant’s target bonus. The individual performance objectives applicable to Mr. Wasserman and all participants in the Leadership Corporate Incentive Plan relate to profitability, growth, quality and other key metrics set forth in Advanced Energy’s annual operating plan that is approved annually by the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On December 8, 2009, the Board of Directors of Advanced Energy adopted the Second Amendment to the By-Laws of Advanced Energy Industries, Inc. (the “Amendment”), effective immediately. The principal changes effected by the Amendment are as follows:
•	Section 5 (Article III): The percentage of voting interest required for a stockholder to call a special meeting is increased to 20% from 10%. Additionally, the Amendment moves the original Section 6 regarding special meetings of the stockholders to paragraph (b) of Section 5.

•	Section 6 (Article III): The new Section 6 addresses advance notice of nominations and proposals by stockholders by (a) clarifying that advance notice requirements apply to nominations of directors; (b) differentiating between advance notice requirements applicable to nominations of directors and requirements applicable to other matters; (c) setting forth disclosure and representation requirements on a stockholder proposing its own nominees; and (d) clarifying that the requirements of SEC Rule 14a-8 are in addition to the requirements set forth in the by-laws.

•	Section 7 (Article III): The Amendment allows for separate record dates for the determination of stockholders entitled to notice of a meeting and stockholders entitled to vote at such meeting.

•	Section 8 (Article III): The Amendment clarifies that, in connection with the transaction of business (other than election of directors) by stockholders, broker non-votes are excluded from the shares deemed to be present at the meeting. Prior to the Amendment, the by-laws did not address broker non-votes in this context.

•	Section 9 (Article III): The Amendment clarifies that if, after adjournment of a stockholder meeting, a new record date for the stockholders entitled to vote at the adjourned meeting is fixed, a new record date for notice of the adjourned meeting also shall be fixed. The prior by-laws did not address the possibility of separate record dates for voting and notice in connection with a stockholder meeting.

•	Section 12 (Article III): The Amendment contemplates the possibility of separate record dates for voting and notice in connection with a stockholder meeting. The Amendment also allows the company to make stockholder lists available for examination on a reasonably accessible electronic network.

•	Section 13(c) (Article III): The Amendment clarifies that, in connection with the taking of an action by stockholders by written consent, notice of such action is only required to be provided to stockholders who did not consent if such stockholders would have been entitled to notice of a meeting if the record date for such meeting had been on the date the written consents were signed and delivered to the company by a number of stockholders sufficient to take the action.

•	Section 13(d) (Article III): The Amendment removes the provision that previously prohibited actions by written consent by the stockholders.

•	Section 27 (Article V): The Amendment contemplates separation of the offices of President and Chief Executive Officer. Prior to the Amendment, the by-laws contemplated that the President would be the Chief Executive Officer.

•	Section 28 (Article V): The Amendment contemplates separation of the offices of President and Chief Executive Officer.

•	Section 43(e) (Article XI): The Amendment clarifies when a director’s right to indemnification and advancement of expenses may be eliminated or impaired.

•	Section 46 (Article XIV): The Amendment removes the provision that had contemplated potential loans to officers of Advanced Energy.
The foregoing is a summary description of the material amendments to Advanced Energy’s by-laws and is qualified in its entirety by reference to the full text of the Amendment. The Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

3.1	Second Amendment to the By-laws of Advanced Energy Industries, Inc.
10.1	Form of Director Indemnification Agreement.
99.1	Form of Indemnification Agreement. (1)

(1)	Incorporated by reference to Advanced Energy’s Registration Statement on Form S-1 (File No. 33-97188), filed September 2, 1995, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: December 14, 2009	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary